Exhibit 99

[LOGO] MARINE PRODUCTS
       CORPORATION

FOR IMMEDIATE RELEASE

                     MARINE PRODUCTS CORPORATION COMMENTS ON
                            UNUSUAL TRADING ACTIVITY

ATLANTA, December 22, 2004 -- Marine Products Corporation (AMEX: MPX) commented today on unusual trading activity in its common stock. The trading volume of Marine Products Corporation's stock was approximately 168,000 shares today and the closing price was $24.07, a decline of $3.18 or 11.7% from the previous day's closing price.

The Company stated that there has been no material development in its business and affairs not previously disclosed publicly, or to its knowledge, any other reason to account for the unusual market activity.

Marine Products is a leading manufacturer of fiberglass boats, including Chaparral pleasure boats and Robalo sport fishing boats. Marine Products Corporation's investor Web site can be found on the Internet at http://www.marineproductscorp.com.

For information about Marine Products Corporation please contact:

BEN M. PALMER
Chief Financial Officer
404.321.7910
irdept@marineproductscorp.com

JIM LANDERS
Corporate Finance
404.321.2162